UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

February 28, 2012

Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50796	16-1171179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 28, 2012, Standard Parking Corporation, a Delaware corporation (“Standard”), KCPC Holdings, Inc., a Delaware corporation (“Central”) and the ultimate parent of Central Parking Corporation, a Tennessee corporation, Hermitage Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Standard (“Merger Sub”), and Kohlberg CPC Rep, L.L.C, in its capacity as the Stockholders’ Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into Central, with Central surviving as a wholly-owned subsidiary of Standard (the “Merger”).

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the effective time of the Merger, the stockholders of Central (the “Central Stockholders”) will, in aggregate, be entitled to receive 6,161,334 shares of common stock of Standard (“Standard Stock”), subject to reduction under specified circumstances as provided in the Merger Agreement (the “Stock Consideration”). In addition, each Central Stockholder will be entitled to receive a pro rata portion of $27 million of total cash consideration (subject to adjustment as provided in the Merger Agreement) to be paid on the third anniversary of the closing of the Merger, to the extent not used to satisfy the Central Stockholders’ indemnity obligations that may arise under the Merger Agreement (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration.”)

The Merger Agreement contains customary representations, warranties and covenants of Standard and Central, including, among others, covenants of each of Standard and Central not to engage in certain significant actions without the prior written consent of the other party (e.g., declaring dividends and incurring additional indebtedness).

Pursuant to the Merger Agreement, the Central Stockholders have agreed to indemnify Standard for a number of items, including, among others, adverse consequences resulting from breaches of representations, warranties and covenants and certain identified liabilities. These indemnification obligations are in certain cases limited to claims that in the aggregate exceed a specified “deductible” amount and, in the aggregate, do not exceed a specified “cap” amount.

Additionally, the Merger Agreement provides that, immediately after the closing of the Merger, Standard will increase the size of Standard’s board of directors (the “Standard Board”) from five (5) to eight (8) members and will appoint individuals designated by the Stockholders’ Representative on behalf of the Central Stockholders to fill those vacancies. Following the Merger, the Stockholders’ Representative (as defined in the Merger Agreement), on behalf of the Central Stockholders, will continue to have rights to designate members to the Standard Board in accordance with the Merger Agreement.

The Merger Agreement and the other transactions contemplated by the Merger Agreement have been approved by each of the Standard Board, the board of directors of Central and the Central Stockholders. Additionally, pursuant to NASDAQ listing standards, which require stockholder approval prior to the issuance of securities in connection with the acquisition of stock of another company if the issuance would constitute more than 20% of the total number of shares of common stock outstanding before the issuance, the stockholders of Standard (the “Standard Stockholders”) must approve the issuance of Stock Consideration before the Merger and the other transactions contemplated by the Merger Agreement can be consummated.

Standard will hold a special meeting at which the Standard Stockholders will be asked to consider and vote upon the proposal to approve the issuance of the Stock Consideration in the Merger.

In addition to obtaining the approval of the Standard Stockholders as described above, the consummation of the Merger is subject to various closing conditions, including, among others, antitrust and other regulatory clearances and the consummation of the financing as discussed below.

The Merger Agreement also contains certain termination rights for both Standard and Central, and further provides that, upon termination of the Merger Agreement under specified circumstances, a party would be required to pay the other party’s fees and expenses in an amount not to exceed $6 million or, in one case, a termination fee of $7.5 million payable by Standard to Central.

The Merger Agreement provides that, on the closing date of the Merger, Standard will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Central Stockholders which will require Standard to file a shelf registration statement, registering for public sale by the Central Stockholders the Standard Stock acquired by them at the closing of the Merger. The Registration Rights Agreement will also provide the Central Stockholders with piggyback registration rights with respect to underwritten public offerings that Standard may effect for its own account or for the benefit of other selling stockholders. A copy of the form of Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Standard Stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Standard in Standard’s public reports filed with the SEC. In particular, the Merger Agreement and the above summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to Standard, Central, their respective subsidiaries and affiliates or any other party. The representations and warranties contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Standard, Central, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in Standard’s public disclosures.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Closing Agreements

On February 28, 2012, Standard entered into Closing Agreements with the majority of the Central Stockholders. Under the Closing Agreements, the Central Stockholders have agreed, among other things, for a three year period following the closing of the Merger, to vote their shares of Standard Stock in accordance with the Standard Board’s recommendations or, in specified cases, in proportion to the votes made by the Standard Stockholders.

Additionally, the Closing Agreements provide that each Company Stockholder will be subject to a four-year “standstill period” following the closing of the Merger, during which each such Company Stockholder will not, among other things, (i) acquire any additional voting securities of Standard, (ii) seek or propose a merger, acquisition, tender offer or other extraordinary transaction with respect to Standard, (iii) call a meeting of the Standard Stockholders or initiate a stockholder proposal, or (iv) form a “group” with any person with respect to the securities of Standard.

The Closing Agreements also impose certain restrictive covenants on some of the Central Stockholders following the closing of the Merger, including, among others, (i) non-compete covenants, (ii) non-solicitation covenants, (iii) confidentiality obligations and (iv) non-disparagement requirements.

The other Company Stockholders will be required to execute similar Closing Agreements.

The foregoing description of the Closing Agreements does not purport to be complete and is qualified in its entirety by reference to the Closing Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2—10.4 and incorporated by reference herein.

Commitment Letter

Bank of America, N.A., Wells Fargo Bank, N.A., and JPMorgan Chase Bank, together with certain other financial institutions (collectively, the “Lenders”), have provided a senior debt commitment letter and related joinders, each dated February 28, 2012, to provide Standard with $450 million in senior secured credit facilities consisting of (i) a $200 million five year revolving credit facility and (ii) a $250 million term loan facility. The proceeds from these borrowings will be used by Standard to finance in part the Merger, the costs and expenses related to the Merger and the ongoing working capital and other general corporate purposes of Standard. The obligations of the Lenders to provide the debt financing under the senior debt commitment letter is subject to a number of conditions which Standard believes are customary for financings of this type. The termination date for the commitments under the senior debt commitment letter is 180 days, subject to extension by the Lenders.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

The Stock Consideration will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder and exemption from registration under applicable state securities laws.

Each Company Stockholder has represented, or will represent, that such Company Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, is financially sophisticated and is acquiring the Stock Consideration with “investment intent.”

Item 8.01. Other Events.

On February 29, 2012, Standard issued a press release regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is sending a message to employees regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is sending a letter to clients regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.4 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is sending a letter to customers regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.5 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is making available a Deal Fact Sheet regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.6 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is making available to its investors questions and answers regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.7 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is making available to its employees questions and answers regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.8 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is making available to its clients questions and answers regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.9 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is making available to its customers questions and answers regarding the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.10 and incorporated by reference herein.

Beginning on February 29, 2012, Standard is using investor presentation slides during calls with Standard’s investors, stockholders, brokers and other parties interested in the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.11 and incorporated by reference herein.

The items set forth above in this Item 8.01 (other than the message to employees and Employee-FAQ) are also being posted on Standard’s transaction specific website at www.standardparkingevolution.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard and Central, the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction is not completed on a timely basis or at all; the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; and changes in general economic and business conditions or demographic trends.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Additional Information

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this Current Report on Form 8-K. Before making any voting decision with respect to the proposed transaction, the Standard Stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. The Standard Stockholders may obtain a free copy of the proxy statement and other relevant materials (when available), and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to the Standard Stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Participants in the Solicitation of Proxies

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Standard Stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement and Plan of Merger, dated February 28, 2012, by and among Standard Parking Corporation, Hermitage Merger Sub, Inc., KCPC Holdings, Inc. and Kohlberg CPC Rep., L.L.C. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the SEC upon request.

10.2	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Lubert-Adler Real Estate Fund V, L.P. and Lubert-Adler Real Estate Parallel Fund V, L.P.

10.3	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Kohlberg Investors V, L.P., Kohlberg TE Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P. and KOCO Investors V, L.P.

10.4	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Versa Capital Fund I, L.P. and Versa Capital Fund I Parallel, L.P.

10.5	Commitment Letter, dated February 28, 2012, by and among Standard Parking Corporation, Bank of America, N.A., Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, together with the joinders thereto.

99.1	Form of Registration Rights Agreement

99.2	Press Release issued by Standard Parking Corporation on February 29, 2012

99.3	Message to Standard Parking Corporation Employees

99.4	Letter to Standard Parking Corporation Clients

99.5	Letter to Standard Parking Corporation Customers

99.6	Deal Fact Sheet

99.7	Standard Parking Corporation Investor – FAQs

99.8	Standard Parking Corporation Employee – FAQs

99.9	Standard Parking Corporation Client – FAQs

99.10	Standard Parking Corporation Customer – FAQs

99.11	Investor Presentation Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: February 29, 2012	/s/ G. MARC BAUMANN
G. Marc Baumann Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated February 28, 2012, by and among Standard Parking Corporation, Hermitage Merger Sub, Inc., KCPC Holdings, Inc. and Kohlberg CPC Rep., L.L.C. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the SEC upon request.

10.2	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Lubert-Adler Real Estate Fund V, L.P. and Lubert-Adler Real Estate Parallel Fund V, L.P.

10.3	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Kohlberg Investors V, L.P., Kohlberg TE Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P. and KOCO Investors V, L.P.

10.4	The Closing Agreements, dated February 28, 2012, between Standard Parking Corporation and each of Versa Capital Fund I, L.P. and Versa Capital Fund I Parallel, L.P.

10.5	Commitment Letter, dated February 28, 2012, by and among Standard Parking Corporation, Bank of America, N.A., Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, together with the joinders thereto.

99.1	Form of Registration Rights Agreement

99.2	Press Release issued by Standard Parking Corporation on February 29, 2012

99.3	Message to Standard Parking Corporation Employees

99.4	Letter to Standard Parking Corporation Clients

99.5	Letter to Standard Parking Corporation Customers

99.6	Deal Fact Sheet

99.7	Standard Parking Corporation Investor – FAQs

99.8	Standard Parking Corporation Employee – FAQs

99.9	Standard Parking Corporation Client – FAQs

99.10	Standard Parking Corporation Customer – FAQs

99.11	Investor Presentation Slides